Exhibit 3(ii)

AMENDED BY‑LAWS

OF

CAMBRIDGE  PROJECTS  INC.

 * * *

ARTICLE I

OFFICES

            SECTION 1. Principal Office and Registered Office. The corporate office of the corporation shall be located at Suite 200- 245 Liberty Street, Reno, Nevada 89501 or such other office of the Company as may be designated from time to time by the Board of Directors. The registered office in the State of Nevada shall be Suite 200 – 245 Liberty Street, Reno, Nevada 89501.

                SECTION 2. Other Offices. The Corporation may have other offices also at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, where any and all business of the Corporation may be transacted, and where meetings of the shareholders and of the Directors may be held with the same effect as though done or held at said principal office.

ARTICLE II

SHAREHOLDERS and MEETING OF SHAREHOLDERS

            SECTION 1. Annual Meetings. The annual meeting of the shareholders ( common and preferred ), as specified by the Board of Directors, shall be held at the principal office of the Corporation, or at such other place as may be specified or fixed in the notice of such meetings in March of each and every year, or at such other time as the Corporation's Board of Directors shall specify for such purpose (but in no event later than seven months after the close of the Corporation's fiscal year), for the election of directors and for the transaction of such other business as may properly come before such meeting.

            SECTION 2. Notice of Annual Meeting. Unless notice is waived by a simple majority of the votes of the shareholders, the Secretary shall mail, in the manner provided in Section 5 of Article II of these Bylaws, or deliver a written or printed notice of each annual meeting to each shareholder of record, entitled to vote thereat at least ten and no more than sixty days before the date of such meeting.

            SECTION 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by a simple majority of the votes of the shareholders, may designate any place either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be decided by the board of directors.

            SECTION 4. Special Meetings. Special meetings of the shareholders shall be held at the corporate office of the Corporation or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the shareholders may be called at any time by the President or Secretary, or by a majority of the Board of Directors then in office, and shall be called by the President with or without Board approval, on the written request of the holders of record of at least a simple majority of the votes of the shareholders of the Corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

            SECTION 5. Notice of Meetings. Unless notice is waived by a simple majority of the votes of the shareholders, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose of purposes for which the meeting is called, shall be delivered not less than ten, and no more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each shareholder of record entitled to vote at meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage prepaid. Any shareholder may at any time, by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

            SECTION 6. Meeting Without Notice. If a simple majority of the votes of the shareholders decides to meet at any time and place, either within or without the State of Nevada and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

            SECTION 7. Quorum. At all stockholders' meetings, the presence in person or by proxy of the holders of a majority of the votes of the outstanding stock entitled to vote, shall be necessary to constitute a quorum for the transaction of business.

            SECTION 8. Mode of Voting. At all meetings of the shareholders, the voting may be voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by such shareholder and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

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SECTION 9. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. At no time shall any proxy be valid which is filed 1ess than ten (10) hours before the commencement of the meeting,

            SECTION 10. Voting Lists. The officer or agent in charge of the transfer books for shares of the corporation shall make, at least three days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the number of shares held by each, and the type of shares held by each, which list for a period of two days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary to vote shares held by such person without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

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SECTION 11. Closing Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books be closed for the purpose of determining shareholders entitled to notice of a meeting of shareholders, such books shall be closed for at least fifteen days immediately, preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date in any case to be not more than sixty (60) days, nor less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

            SECTION 12. Voting of Shares. Subject to the provisions of Section 14 of this Article, each outstanding Common share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Each outstanding Preferred share entitled to vote shall be entitled to one hundred votes upon each matter submitted to vote at a meeting of shareholders. See Section 16 concerning rights of Preferred shareholders.

SECTION 13. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the Control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred .

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Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

            SECTION 14. Informal Action by Shareholders. Any action required to be taken at meeting of the shareholders or any other action which may he taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by a simple majority of the shareholders entitled to vote.

            SECTION  15.  Number of Shareholders.

The number of shareholders of the Corporation, excluding full time employees, officers and directors, shall be limited to 50, except, when the Corporation becomes a reporting company.

            SECTION  16.  Rights and limitations of Preferred Shareholders.

The Preferred shares, consisting of 5,000,000 shares of Authorized Capital, shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

(a)        Designation and Rank.

The designation of such Preferred Share shall be the Preferred Share, par value $0.0001 per share. The maximum number of Preferred Shares shall be 5,000,000.  The Preferred share shall rank senior to the Company’s common share, par value $0.0001 per share (the "Common Share").  The Preferred share shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

(b)        Dividends.

Holders of the Preferred share shall share ratably, with the holders of Common shares, in any dividends that may, from time to time be declared by the Board of Directors.

(c)        Voting Rights. The holders of Preferred Stock shall have the following voting rights:

Subject to the provision for adjustment hereinafter set forth, each Preferred share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company.  In the event that the Company shall at any time declare or pay any dividend on the common share payable in shares of common stock, or effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the number of votes per share to which holders of shares of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numberator of which is the number of shares of common shares

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outstanding immediately after such event and the denominator of which is the number of shares of common shares that were outstanding immediately prior to such event.

The holders of Preferred shares and the holders of common shares of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(d)       Liquidation Preference.

The holders of Preferred shares shall rank pari passu with the holders of common shares in respect of all rights in liquidation, dissolution or winding up, with all of said assets being distributed among the holders of the Preferred shares and common shares, ranking pari passu with the Preferred shares, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section.  In the event of the merger or consolidation of the Company with or into another corporation, the Preferred shares shall maintain its relative powers, designations and preferences provided for herein and no merger shall result which is inconsistent therewith.

Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Preferred shares at their respective addresses as the same shall appear on the books of the Company.

(e)        Conversion.  With the consent of a majority of the votes of the shareholders, common shares may be converted to Preferred shares. The Preferred shares shall not have any conversion rights.

(f)        Vote to Change the Terms of Issued Preferred Stock.

The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Preferred shares (in addition to any other corporate approvals then required to effect such action), shall be required for any change to the Company's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

(g)        Effect of Common Stock Splits, etc.

In the event the Company shall at any time declare or pay any dividend on the Common Share payable in shares of Common Share, or effect a subdivision or combination or consolidation of the outstanding shares of Common Share (by reclassification or otherwise than by payment of a

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dividend in shares of Common Share) into a greater or lesser number of shares of Common Share, then in each such case the amount to which holders of Preferred shares were entitled immediately prior to such event, shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of Common Share outstanding immediately after such event and the denominator of which is the number of shares of Common Share that were outstanding immediately prior to such event.

(h)        Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.

The remedies provided in this Section shall be cumulative and in addition to all other remedies available under this Section, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Section.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Share and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Share shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(i)         Failure or Indulgence Not Waiver.  No failure or delay on the part of a holder of  Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

ARTICLE III

DIRECTORS

            SECTION 1. General Powers. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, the Articles of Incorporation and the laws of the State of Nevada. The Board of Directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these Bylaws.

            SECTION 2. The Number Of Directors. The affairs and business of this Corporation shall be managed by a Board of Directors consisting of at least one (1) member.

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            SECTION 3. Election. The Directors of the Corporation shall be elected at the annual meeting of the shareholders, or at the Special Meeting of shareholders, except as hereinafter otherwise provided for the filling of vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

            SECTION 4. Vacancies in the Board. Any vacancy in the Board of Directors occurring during the year through death, resignation, removal or other cause, including vacancies caused by an increase in the number of Directors, shall be filled for the unexpired portion by the remaining Directors, if they constitute a quorum, at any special meeting of the Board called for that purpose, or at any regular meeting thereof; provided, however, that in the event the remaining directors do not represent a quorum of the number set forth in Section 2 hereof, a majority of such remaining Directors may elect directors to fill any vacancies then existing.

            SECTION 5. Directors Meetings. The annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholders. Other regular meetings of the Board of Directors shall be held from time to time as prescribed by resolution of the Board of Directors. No further notice of such annual or regular meeting of the Board of Directors need be given.

            SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of

Nevada, as the place for holding any special meeting of the Board of Directors called by them.

            SECTION 7. Notice. Notice of any special meeting shall be given at least forty eight hours previous thereto by written notice if personally delivered, or seven days previous thereto if mailed to each director at his business address, or by facsimile transmission if receipt of such notice is confirmed by such transmitting facsimile machine. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by facsimile transmission, such notice shall be deemed to be delivered when the notice is confirmed to have been received by the facsimile number to which it is transmitted. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or, convened.

            SECTION 8. Chairman. At all meetings of the Board of Directors, if the President of the Corporation is a member of the Board of Directors then such President shall serve as Chairman of the meeting, or in event that the President is not a member of the Board of Directors or is absent from the meeting, or if a majority of the Directors elect to do so, the directors present shall choose by majority vote a director to preside as Chairman of the Board of Directors for such meeting.

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            SECTION 9. Quorum and Manner of Acting. A majority of the Directors, whose number is designated in Section 2 herein, shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the Directors present may adjourn any meeting from time to time until a quorum be held. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board and the individual directors shall have no power as such.

            SECTION 10. Removal of Directors. Any one or more of the Directors may be removed either with or without cause at any time by the vote or written consent of a simple majority of the votes of the shareholders of the issued and outstanding capital stock entitled to voting power.

            SECTION 11.  Voting. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of the Corporation's stock that he may hold.

            SECTION 12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

            SECTION 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            SECTION 14. Action By Unanimous Written Consent. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors of the Corporation.

ARTICLE IV

OFFICERS

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            SECTION 1. Number. The officers of the Corporation shall be a President, Treasurer and a Secretary and such other or subordinate officers as the Board of Directors may from time to time designate and elect. One person may hold the office and perform the duties of one or more of said offices. No officer need be a member of the Board of Directors.

SECTION 2. Election, Term of Office, Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and they shall be elected annually at the meeting of the Board of Directors held immediately after each annual meeting of the shareholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold office until a successor has been duly chosen and qualified, or until death, or until resignation or removal from office in the manner hereinafter provided.

            SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            SECTION 4. Vacancies. All vacancies in any office shall be filled by the Board of Directors without undue delay, at any regular meeting or at a meeting specially called for that purpose.

            SECTION 5. The President. The President shall be, unless the Board of Directors designates and elects a person to serve as the Corporation's chief executive officer and specifies by special resolution the duties and responsibilities of such office, the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors.  The President may sign with the Treasurer or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the duties of the President, and such other duties as from time to time may be assigned to him by the Board of Directors.

            SECTION 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice‑President, or in the event there be more than one Vice‑President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice‑President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

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            SECTION 7. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and deposit the same in the name of the Corporation in such bank or trust Company as the Board of Directors may designate.

The Treasurer may sign or countersign all checks, drafts and orders for the payment of money and may payout and dispose of same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the Corporation; such person may sign with the President or Vice President, certificates for shares of stock of the Corporation; such person shall at all reasonable times exhibit the books and accounts to any director of the Corporation; and such person shall, in general, perform all duties as from time to time may be assigned to such person by the President or by the Board of Directors. The Board of Directors may at its discretion require that each officer authorized to disburse the funds of the Corporation be bonded in such amount as it may deem adequate.

            SECTION 8. Secretary. The Secretary shall keep all minutes of the meetings of the Board of Directors and also the minutes of the meetings of the shareholders; and such person shall attend to the giving and serving of all notices of the Corporation and shall affix the seal of the Corporation to all certificates of stock, when signed and countersigned by the duly authorized officers; such person may sign certificates for shares of stock of the Corporation; such person may sign or countersign all checks, drafts and orders for payment of money; such person shall have charge of the certificate book and such other books and papers as the Board may direct; such person shall keep a stock book containing the names alphabetically arranged of all persons who are shareholders of  the Corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereof, and the Secretary shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the President or by the Board of Directors.

            SECTION 9. Other Officers. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

            SECTION 10. Assistant Treasurer(s) and Assistant Secretary(ies). The Assistant Treasurer(s) shall respectively, as may be required by the Board of Directors, give bonds for the faithful discharge of their duties, in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretary(ies) as thereunto authorized by the Board of Directors may sign with the President or Vice President, certificates for shares of the capital stock of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurer(s) and Assistant Secretary(ies) shall in general, perform such duties as may be assigned to them by the Treasurer or the Secretary, respectively, or by the President or by the Board of Directors.

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ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Except as may be hereinabove stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them and each of them including but not limited to legal fees, judgment and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

            SECTION I. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or approved by a loans committee appointed by the Board of Directors and charged with the duty of supervising investments. Such committee authority may be general or confined to specific instances.

            SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolutions of the Board of Directors.

            SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

 CAPITAL STOCK

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            SECTION 1. Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the President or the Vice President and by the Secretary or the Treasurer, or by such other person or officers as may be designated by the Board of Directors; and the seal of the Corporation shall be affixed thereto, with such signatures of such duly designated officers and of the seal of the Corporation. Every certificate authenticated by a facsimile of such signatures and seal must be countersigned by a transfer agent to be appointed by the Board of Directors, before issuance.

SECTION 2. Transfer of Stock. Shares of the stock (Common Stock and Preferred Stock) of the Corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary transferable items on the books of the Corporation upon surrender thereof so signed or endorsed. When the Board of Directors in its discretion deems it to be in the Corporation's interests to do so, the signature of the person seeking to transfer stock shall be properly notarized or guaranteed by a recognizable financial institution such as a bank or stock brokerage firm. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.

            SECTION 3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient not inconsistent with the Bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint a transfer agent or a registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

            SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates thereto issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorized to issue such new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as an indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VIII

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DIVIDEND

            SECTION 1. Holder of Record. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

            SECTION 2. Declaration of Dividends. Dividends on the capital stock (Common Stock and Preferred Stock) of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

            SECTION 3. Closure of Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding fifteen (15) days preceding the date fixed for holding any meeting, annual, or special, of the shareholders, or the day appointed for the payment of a dividend.

            SECTION 4. Allocation of Funds. Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the Corporation available for dividends, such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any such other purpose as the directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

SEAL

The seal of the Company shall be a circular disk with the name of the Company around the circumference and the word “ Seal ” in the center.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the Laws of the State of Nevada, or under the provisions of the Articles of Incorporation, a waiver in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

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AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the shareholders ( Common and Preferred ) by a vote of the shareholders owning a simple majority of the votes attached to the shares (Common and Preferred). These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors of the Corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by a simple majority vote of the shareholders.

            Whenever it shall be necessary to interpret these Bylaws, any masculine, feminine and neuter personal pronouns shall be construed interchangeably, and the singular shall include the plural and the singular.

THE UNDERSIGNED, being the sole director of CAMBRIDGE PROJECTS INC., a Nevada corporation, hereby acknowledges that the above amended and foregoing Bylaws were duly adopted as the By Laws of said Corporation on the 6th day of August, 2014.

IN WITNESS WHEREOF, I have hereunto subscribed my name thereto this 7th day of August, 2014.

/s/ Locksley Samuels

Locksley Samuels

President

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